UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 24, 2006

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531        88-0409144
(Commission File Number)      (IRS Employer Identification No.)

Level 1, 204-218 Botany Road
Alexandria NSW 2015
Australia

(Address of principal executive offices and zip Code)

(61) 2 9640 5253

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On April 24, 2006, AMI Australia Holdings Pty Limited (“AMI Australia”), wholly owned subsidiary of Advanced Medical Institute Inc. (the “Company”) executed a non-exclusive consulting agreement (the “Agreement”) with Doyle Corporate Pty Limited (“Doyle Corporate”) for the purpose of engaging Richard Doyle, Louise Stonier and Natasha Petukh as consultants to perform legal services, business development services and other such services set forth in the Agreement. The Agreement is effective as of January 9, 2006 (the “Effective Date”) and continues in perpetuity unless earlier terminated in accordance with the terms of the Agreement. The Board of Directors of the Company approved the Agreement by unanimous written consent on April 24, 2006.

Pursuant to the Agreement, Doyle Corporate is entitled to receive a fee of AU$11,016.06 per week, subject to annual review by the management of AMI Australia. In addition, Doyle Corporate shall be eligible for additional discretionary bonuses.

The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1  Consultant Agreement between AMI Australia and Doyle Corporate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

By:	/s/ Dilip Shrestha
Name: Dilip Shrestha
Title: Chief Financial Officer

Dated: April 25, 2006